SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

         [X]      Preliminary Proxy Statement
         [ ]      Definitive Proxy Statement
         [ ]      Definitive Additional Materials
         [ ]      Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                             MAGNUM PETROLEUM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125  per  Exchange   Act  Rules   0-11(c)(1)(ii),   14(a)-6(i)(1),   or
     14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(j)(4) and 0-11.
          1)   Title of each class of securities to which transaction applies:
               -----------------------------------------------------------------

          2)   Aggregate number of securities to which transaction applies:
               -----------------------------------------------------------------

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.
               -----------------------------------------------------------------

          4)   Proposed maximum aggregate value of transaction:
               -----------------------------------------------------------------

          Set forth the amount of which the filing fee is calculated and state how it was determined.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)    Amount Previously Paid:__________________________________________
         2)    Form, Schedule or Registration Statement No.:____________________
         3)    Filing Party:____________________________________________________
         4)    Date Filed:______________________________________________________

                             Magnum Petroleum, Inc.
                         600 East Las Colinas Boulevard
                                   Suite 1200
                               Irving, Texas 75039

                    Notice of Annual Meeting of Shareholders
                               on December 3, 1996
Dear Shareholder:

     The Annual Meeting of Shareholders of Magnum Petroleum, Inc. will be held at the Cigna Tower, 600 East Las Colinas Boulevard, Suite 1200, Irving, Texas, on December 3, 1996, at 10:00 A.M., Central Time, for the following purposes:

     (1) The election of six (6) Directors to serve until the 1997 Annual Meeting or until their respective successors are duly elected and qualified;

     (2) To ratify the appointment of independent auditors to examine the accounts of the Company for the fiscal year ending December 31, 1996;

     (3) To consider and vote upon a proposal to amend the Company's Articles of Incorporation to effect a name change of the Company; and

     (4) Transacting such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed October 21, 1996 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Only holders of record of Magnum Petroleum, Inc. (the "Company") Common Stock, par value $.002 per share at the close of business on the Record Date are entitled to vote on all matters coming before the Meeting or any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Meeting will be maintained in the Company's offices at 600 East Las Colinas Boulevard, Suite 1200, Irving, Texas, for ten days prior to the Meeting.

     Your vote is important. The voting stock of the Company should be represented as fully as possible at the Annual Meeting. The enclosed proxy is solicited by the Board of Directors of the Company. Whether or not you plan to attend the meeting in person, please mark, execute, date and return the enclosed proxy in the envelope provided, which requires no postage if mailed within the United States. The return of the enclosed proxy will not affect your right to vote in person if you do attend the meeting.

                                              By Order of the Board of Directors



Irving, Texas                                 Gary C. Evans
November 4, 1996                              President



WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                             Magnum Petroleum, Inc.
                   600 East Las Colinas Boulevard, Suite 1200
                               Irving, Texas 75039



                                 PROXY STATEMENT



     The proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company's Annual Meeting of Shareholders which will be held on December 3, 1996, at 10:00 A.M., Central Time at the Company's address indicated above. This proxy statement, the foregoing notice and the enclosed proxy are being sent to shareholders on or about November 4, 1996.

     The Board of Directors does not intend to bring any matter before the meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment in such matters. If the enclosed proxy is properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" the nominees of the Board of Directors in the election of six directors and "FOR" the remaining proposals.

     Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.


                    VOTING SECURITIES AND SECURITY OWNERSHIP

Voting Securities

     At the close of business on October 21, 1996, the record date fixed for the determination of shareholders entitled to notice of and to vote at the meeting, there were outstanding 13,643,269 shares of the Company's Common Stock, $.002 par value (the "Common Stock"). At the close of business on the record date, holders of the Company's Common Stock will be entitled to one vote per share on all proper business brought before the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of such outstanding shares will constitute a quorum. All matters brought before the Meeting will be decided by a majority of the shares represented in person or by proxy. Shareholders do not have cumulative voting rights in the election of directors.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information with respect to the beneficial ownership after completion of the business combination (see the Company 10-KSB for a description of the terms of the business combination) of the Company's common and preferred stock with respect to each director of the Company, each beneficial owner of more than five percent of said securities, and all directors and executive officers of the Company as a group:


                                                 Amount and Nature
                                                  of Beneficial       Percent of
                             Title of Class         Ownership           Class
                             ---------------------------------------------------

Lloyd T. Rochford            Common              257,939 Shares           1.8
Matthew C. Lutz              Common               76,609 Shares             *
Gary C. Evans                Common            2,057,681 Shares         15.08
Gerald W. Bolfing            Common              350,050 Shares          2.56
Oscar C. Lindemann              -                      -                    -
James E. Upfield             Common               28,090 Shares             *
All directors and
officers as a group          Common            2,837,519 Shares         20.79


         * Less than 1%

     The foregoing amounts include all shares these persons are deemed to beneficially own regardless of the form of ownership. There does not exist any arrangement which may result in a change in control of the Company.

I.       ELECTION OF DIRECTORS

Identification of the Directors to be Elected

     At the meeting, the shareholders will elect six directors to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted "FOR" the election of the Board of Directors' nominees listed below.

     The Board of Directors believes that the nominees are willing to serve as directors. If a nominee at the time of his election is unable or unwilling to serve or is otherwise unavailable for election, and as a result another nominee is designated, the persons named in the enclosed proxy or their substitute will have discretion and authority to vote or to refrain from voting for the nominee in accordance with judgment.

     The nominees for election as directors, together with certain information about them, are as follows:

                                               Positions
 Name                     Age   Term Served    With Company
 ----                     ---   -----------    ------------

Lloyd T. Rochford........ 49     Feb. 1989     Chairman of the Board
Matthew C. Lutz.......... 61     Dec. 1995     Vice Chairman and Exploration and
                                                Business Development Manager
Gary C. Evans............ 38     Dec. 1995     Director, President and Chief
                                                Executive Officer
Gerald W. Bolfing........ 66     Dec. 1995     Director
Oscar C. Lindemann....... 74     Dec. 1995     Director
James E. Upfield......... 74     Dec. 1995     Director

See "Security Ownership of Management" for information regarding security ownership of the nominees for director.

Principal Occupations of Nominees for Director

     Lloyd T. Rochford, age 49, Chairman, has previously served as President and a Director of the Company since February 10, 1989 through December 31, 1995. During a portion of this time and prior thereto, Mr. Rochford managed his own private investments and operated a private company engaged in the finding, producing and developing of oil and gas properties.

     Gary C. Evans, age 38, President, Chief Executive Officer and a Director of the Company since December 1995. Previously served as Chairman, President and Chief Executive Officer of Hunter since September, 1992. Previously, President and Chief Operating Officer of Hunter from December, 1990 to September, 1992. Chairman and Chief Executive Officer of all of the Hunter's subsidiaries since their formation or acquisition. From 1981 to 1985, Mr. Evans was associated with the Mercantile Bank of Canada where he held various positions including Vice President and Manager of the Energy Division of the southwestern United States. As an oil and gas lending officer of a $4.5 billion Canadian bank, he initiated and managed an energy loan portfolio in excess of $125 million. From 1978 to 1981, he served in various capacities with National Bank of Commerce (now BancTexas) including its Credit Manager and Credit Officer. Mr. Evans serves on the Board of Directors of Digital Communications Technology Corporation, an American Stock Exchange listed Company.

     Matthew C. Lutz, age 61, Vice Chairman and Business Development Manager of the Company since December 1995. Mr. Lutz has held similar positions with Hunter since September 1993. From 1984 through 1992, Mr. Lutz was Senior Vice President of Exploration and on the Board of Directors of Enserch Exploration, Inc. with responsibility for the company's worldwide oil and gas exploration and development program. During his tenure, Enserch substantially increased its gas and oil reserves while having among the lowest reserve replacement costs in the industry. Prior to joining Enserch, Mr. Lutz spent twenty-eight years with Getty Oil Company. He advanced through several technical, supervisory and managerial positions which gave him various responsibilities including exploration, production, lease acquisition, administration and financial planning. Mr. Lutz played a major role in Getty's discoveries of reserves in the Onshore and Offshore United States.

     Gerald W. Bolfing, age 66, Director of the Company since December 1995. Mr. Bolfing was appointed a Director of Hunter in August 1993. He is an investor in the oil and gas business and a past officer of one of Hunter's former subsidiaries. From 1962 to 1980, Mr. Bolfing was a partner in Bolfing Food Stores of Waco.

During this time, he also joined American Service Company in Atlanta, Georgia, from 1964 to 1965, and was active with Cable Advertising Systems, Inc. of Kerrville, Texas from 1978 to 1981. He joined the Company's well servicing business in 1981 where he remained active until its divestiture in 1992.

     Oscar C. Lindemann, age 74, Director of the Company since December 1995. Mr. Lindemann was previously a Board of Director member of Hunter Resources, Inc. having been appointed in November, 1995. Mr. Lindemann has over forty years experience in the financial industry. Mr. Lindemann began his banking career with the Texas Bank and Trust in Dallas, Texas in 1951. He served the bank until 1977 in many capacities, including Chief Executive Officer and Chairman of the Board. Since leaving Texas Bank and Trust, he has served as Vice Chairman of both the United National Bank and the National Bank of Commerce, also in Dallas. Over many years, he has played a key role as an innovator and consultant to the banking industry. He retired from active involvement in commercial banking in 1987. Mr. Lindemann is a former President of the Texas Bankers Association, and State representative to the American Bankers Association. He was a Founding Director and Board Member of VISA, and a member of the Reserve City Bankers Association. He has served as an instructor at both the Southwestern Graduate School of Banking at S.M.U. and the School of Banking of the South at L.S.U. He has also served as a faculty member for four years in the College of Business at the University of Texas in Austin teaching various banking subjects. Mr. Lindemann is active in the United Fund in Dallas. He has served as Treasurer of the American Red Cross, and Chairman of the Investment Committee of the American Lutheran Church.

     James E. Upfield, age 74, Director of the Company since December 1995. Mr. Upfield was appointed a Director of Hunter in August 1992. Mr. Upfield is Chairman of Temtex Industries, Inc. (NASDAQ - "TMTX") based in Dallas, Texas, a company that produces consumer hard goods, building materials and defense products for the U.S. Government. In 1969, Mr. Upfield served on a select Presidential Committee serving postal operations of the United States of America. He later accepted the responsibility for the Dallas region which encompassed the states of Texas and Louisiana. From 1959 to 1967, Mr. Upfield was President of Baifield Industries and its predecessor, a company he founded in 1949 which merged with Baifield in 1963. Baifield was engaged in prime Government contracts for military systems and sub-systems in the production of high strength-light weight metal products. In 1967, Baifield Industries, Inc. was acquired by Automatic Sprinkler Corporation of America, where Mr. Upfield remained until resigning in 1968 to pursue other business opportunities.

Committees and Meetings of the Board of Directors

     The full Board of Directors met or unanimously voted on resolutions 15 times during fiscal year 1995. Each of the directors attended or acted upon at least seventy-five percent of the aggregate number of Board of Director meetings, consents, and Board of Director Committee meetings or consents held or acted upon during fiscal year 1995.


Committees of the Board of Directors

     The Board of Directors has two committees, an Audit Committee and a Compensation Committee, each composed of at least two independent directors. The Audit Committee, composed of Gerald W. Bolfing, Gary C. Evans and Oscar C. Lindemann, recommends the annual appointment of the Company's auditors, with whom the Audit Committee will review the scope of audit and non-audit assignments and related fees, accounting principals used by the Company in financial reporting, internal auditing procedures and the adequacy of the Company's internal control procedures. The Compensation Committee, composed of Lloyd T. Rochford, Gary

C. Evans and James E. Upfield, will administer the Company's Stock Option Plan and make recommendations to the Board of Directors regarding compensation for the Company's executive officers.

Executive Compensation

     The following table contains information with respect to all cash compensation paid or accrued by the Company during the past three fiscal years to the Chief Executive Officer of the Company. No other officer individually received annual cash compensation exceeding $100,000 during the past three years.

                                                                                   Long Term Compensation
                                    Annual Compensation                             Awards           Payouts
(a)            (b)    (c)           (d)          (e)               (f)        (g)         (h)          (i)
Name,         Year    Salary        Bonus        Other                       Number
Principal                                        Annual         Restricted   Options      LTP      All Other
Position                                         Compensation     Stock       SARs        Payouts  Compensation
L.T. Rochford 1995    $ 96,000      -0-          $15,693             -          -          -            -
CEO
              1994    $ 60,000      -0-          $25,244             -          -          -            -

              1993    $ 60,000      -0-          $21,506             -          -          -            -



     From April 1992 through the first half of 1995, the Company provided Mr. Rochford with a vehicle and has paid the insurance thereon. Such payments amounted to approximately $17,389, $18,421 and $8,870 for the fiscal years ended December 31, 1993, 1994 and 1995, respectively. Pursuant to a Letter Agreement dated July 21, 1995, Mr. Rochford is to continue to receive a salary of $8,000 per month until December 31, 1996. Additionally Mr. Rochford is provided with the same benefits as other employees including health insurance coverage, the premiums of which totaled $6,823 for the fiscal years ended December 31, 1995 and 1994.

Compensation of Directors

     The Company has seven individuals who serve as directors, four of which are independent. Three of these directors receive compensation with respect to their services and in their capacities as executive officers of the Company and no additional compensation has historically been paid for their services to the Company as directors. The other four directors of the Company are not employees of the Company and received no compensation for their services as directors. Two former directors received 5,000 shares of common stock, valued at $3.50 per share, as compensation for their services in 1995. For 1996, directors are to receive $500 per meeting as compensation for their services. Other than the compensation stated herein, the Company has not entered into any arrangement, including consulting contracts, in consideration of the director's service on the board.

Employment  Contracts  and  Termination  of  Employment  and   Change-in-Control
Arrangements

     Both Mr. Evans and Mr. Lutz have employment agreements with Magnum. Mr. Evans' agreement terminates December 31, 1996 and continues thereafter on a year to year basis and provides for a salary of $150,000 per annum. Mr. Lutz's agreement terminates September 30, 1996 and continues thereafter on a year to year basis and provides for a salary of $48,000 per annum in addition to participation rights in certain exploration projects. Both agreements provide that the same benefits supplied to other Magnum employees shall be available to the employee. The employment agreements also contain, among other things, covenants by the employee that in the event of termination, he will not associate with a business that competes with Magnum for a period of one year after cessation of employment. The Company has not entered into any contracts or arrangements with any named executive officer which would provide such individual with a form of compensation resulting from such individual's resignation, retirement or any other termination of such executive officer's employment with the Company or its subsidiary, or from a change-in-control of the Company or a change in the named executive officer's responsibilities following a change-in-control.

II.      INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has appointed the firm of Hein & Associates, as independent auditors of the Company for its fiscal year to end December 31, 1996, and is submitting such selection to the Company's Shareholders for their ratification. The Board recommends that such appointment be approved by the Shareholders. The affirmative vote of a majority of the shares of common stock present or represented at the meeting is necessary to ratify the appointment of Hein & Associates. If the foregoing proposal is not approved, or if Hein & Associates declines to act or otherwise becomes incapable of performing, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to fiscal year 1995 will be subject to approval by the shareholders at the 1997 Annual Meeting.

III.     PROPOSED NAME CHANGE

     The Board of Directors has adopted a resolution approving an amendment to the Company's Articles of Incorporation to change the name of the Company to "Magnum Hunter Resources, Inc." The Board of Directors of the Company recommends to the shareholders approval of the name change because Magnum Hunter Resources, Inc. better reflects the merger and combined operations of Magnum Petroleum, Inc. and Hunter Resources, Inc. completed at the end of last year. It is the belief of the Board of Directors that the new name will better demonstrate the historical success of the two combined companies and the future direction of the new management of the Company.

The form of such amendment is set forth as follows:

     Article I of the Company's Articles of Incorporation will be amended to read in its entirety as follows:

     "The name of the corporation (hereinafter called the corporation) is Magnum Hunter Resources, Inc."

     The Board of Directors recommends a vote FOR this proposal.

SHAREHOLDERS PROPOSALS AND OTHER MATTERS

     The management of Magnum Petroleum, Inc. is not aware of any matters other than those set forth in this Proxy Statement which will be presented for action at the meeting. If any other matters should properly come before the meeting, the persons authorized under management's proxies shall vote and act with respect thereto according to their best judgment.

     Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 1997 must be received by the Company by June 15, 1997, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. The Company will bear the cost of the solicitation of the Board of Directors' proxies for the meeting, including the cost of preparing, assembling, and mailing proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers and regular employees of the Company, and no additional compensation will be paid to such individuals.

                             MAGNUM PETROLEUM, INC.
           600 East Las Colinas Blvd., Suite 1200, Irving, Texas 75039

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Gary C. Evans as proxy with power of substitution to vote all shares of Magnum Petroleum, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders on December 3, 1996, at the Company's offices at 600 East Las Colinas Blvd., Suite 1200, Irving, Texas at 10:00 a.m., or any adjournment thereof, with all the powers the undersigned would have if personally present as specified, respecting the following matters described in the accompanying Proxy Statement and, in his discretion, on other matters which come before the meeting.

     (1) The election of six (6) Directors to serve until the 1997 Annual Meeting or until their respective successors are duly elected and qualified;

          [  ] FOR     [  ] AGAINST     [  ] ABSTAIN

     (2) To ratify the appointment of independent auditors to examine the accounts of the Company for the fiscal year ending December 31, 1996;

          [  ] FOR     [  ] AGAINST     [  ] ABSTAIN

     (3) To consider and vote upon a proposal to amend the Company's Articles of Incorporation to effect a name change of the Company; and

          [  ] FOR     [  ] AGAINST     [  ] ABSTAIN

     The Board of Directors recommends a vote FOR the proposals set forth above.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     This proxy will be voted in accordance with stockholder specifications. Unless directed to the contrary, this proxy will be voted FOR Items 1 through 3. A majority (or if only one, then that one) of the proxies or substitutes acting at the meeting may exercise the powers conferred herein. Receipt of accompanying Notice of Meeting and Proxy Statement is hereby acknowledged.

Date: _____________, 1996                      _________________________________
                                                      (Signature)
                                               ---------------------------------

                                               ---------------------------------
                                                    (Please print your name)

     (Please sign name as fully and exactly as it appears opposite. When signing in a fiduciary or representative capacity, please give full title as such. When more than one owner, each owner should sign. Proxies executed by a corporation should be signed in full corporate name by duly authorized officer.)

     PLEASE  MARK,  SIGN,  DATE AND MAIL TO THE  COMPANY AT THE  ADDRESS  STATED
ABOVE.